                                                                  Exhibit 10(l)


                         FIRST AMENDMENT TO AMENDED AND
                            RESTATED CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("AMENDMENT") is executed as of the 3rd day of January, 2002 ("the EFFECTIVE DATE"), by DMI FURNITURE, INC., a Delaware corporation (the "COMPANY"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association with its principal office in Indianapolis, Indiana (the "BANK")).

                                    RECITALS

         1. The Company and the Bank are parties to a certain Amended and Restated Credit Agreement, dated October 23, 2001 (the "Existing Agreement").

         2. The Company has requested a waiver of a violation of Section 6.01(g)(2) and 6.01(g)(3) of the Existing Agreement, with respect to the Fixed Charge Coverage Ratio and the Ratio of Total Funded Debt to EBITDA, respectively, for the period of four (4) consecutive fiscal quarters ending on December 1, 2001.

         3. Subject to the amendment of the Existing Agreement in accordance with the terms hereof, and subject to all other terms and conditions stated in this Amendment, the Bank is willing to agree to such waiver in accordance with the terms of this Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein, and each act performed and to be performed hereunder, the Bank and the Company agree as follows:

         1. DEFINITIONS. Except as otherwise expressly stated, all terms used in the Recitals and in this Amendment that are defined in the Existing Agreement, and that are not otherwise defined herein, shall have the same meanings in this Amendment as are ascribed to them in the Existing Agreement.

         2. WAIVER. The Bank hereby waives the violation of the provisions of
Section 6.01(g)(2) and 6.01(g)(3) of the Existing Agreement with respect to the Fixed Charge Coverage Ratio and the Ratio of Total Funded Debt to EBITDA, respectively, only for the period of four (4) consecutive quarters ending on December 1, 2001.

         3. AMENDMENTS TO EXISTING AGREEMENT.

         (a) AMENDMENTS TO DEFINITIONS. Each of the following definitions, as set forth in Section 1.01 of the Existing Agreement, are amended and restated in their respective entireties as of the Effective Date to read as follows:

         "APPLICABLE CREDIT ENHANCEMENT LETTER OF CREDIT COMMISSION RATE" means the rate per annum at which the commission due on each Commission Due Date for each Credit Enhancement Letter of Credit will be calculated, which rate shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:



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                           Ratio of Total            Applicable Credit
                           Funded Debt               Enhancement Letter of
                           To EBITDA                 Credit Commission Rate
                           --------------            ----------------------

                           5.01 and above                     3-1/4%
                           4.51 to 5.00                       3 %
                           4.01 to 4.50                       2-3/4%
                           3.50 to 4.00                       2-1/2%
                           3.00 to 3.49                       2-1/4%
                           2.50 to 2.99                       2 %
                           2.49 and less                      1-3/4%

         The Applicable Credit Enhancement Letter of Credit Commission Rate shall be determined on the First Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the First Amendment Effective Date (which the Company and the Bank agree for purposes of the Applicable Credit Enhancement Letter of Credit Commission Rate was above 5.01 as of the First Amendment Effective
         Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Credit Enhancement Letter of Credit Commission Rate to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         "APPLICABLE SPREAD" means the percentage per annum to be taken into account in determining the rate per annum at which interest will accrue on the Revolving Loan, any Documentary Letter of Credit Loan, and the Term Loan, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                           Ratio of Total
                           Funded Debt               If determining                 If determining
                           To EBITDA                 a LIBOR-based Rate             a Prime-based Rate
                           ---------                 ------------------             ------------------
                           5.01 and above                  3-1/4%                       1/2%
                           4.51 to 5.00                    3 %                          1/4%
                           4.01 to 4.50                    2-3/4%                         0%
                           3.50 to 4.00                    2-1/2%                         0%
                           3.00 to 3.49                    2-1/4%                         0%
                           2.50 to 2.99                    2 %                            0%
                           2.49 and less                   1-3/4%                         0%

         The Applicable Spread shall be determined on the First Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the First Amendment Effective Date (which the Company and the Bank agree for purposes of determining the Applicable Spread was above 5.01 as of the First Amendment Effective Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         "APPLICABLE UNUSED COMMITMENT FEE PERCENTAGE" means the percentage per annum determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:


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                           Ratio of Total               Applicable
                           Funded Debt                  Unused Commitment
                           To EBITDA                    Percentage Fee
                           --------------               -----------------
                           4.01 and above                     1/2%
                           3.00 to 4.00                       3/8%
                           less than 3.00                     1/4%

         The Applicable Unused Commitment Fee Percentage shall be determined on the First Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the First Amendment Effective Date (which the Company and the Bank agree for purposes of determining the Applicable Unused Commitment Fee Percentage was above 4.01 as of the First Amendment Effective Date) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Unused Commitment Fee Percentage to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

         (b) NEW DEFINITIONS. Section 1.01 of the Existing Agreement is amended, as of the Effective Date, by adding thereto the following definitions:

         "FIRST AMENDMENT" means the First Amendment to Amended Restated Credit Agreement, dated as of the First Amendment Effective Date, executed by the Company, the Guarantor, and the Bank.

         "FIRST AMENDMENT EFFECTIVE DATE" means January 3, 2002.

         (c) NEW SECTIONS 9.11 AND 9.12. Article IX of the Existing Agreement is amended, as of the Effective Date, by adding thereto the following sections:

                  Section 9.11. PARTICIPATIONS. The Bank may grant participations in its extensions of credit hereunder to other lending institutions, provided that no sale of a participation in such extensions of credit shall in any manner relieve the Bank of its obligations hereunder.

                  Section 9.12. ASSIGNMENTS. The Bank (including its successors and assigns) may, from time to time, assign to other lending institutions part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes, together with an equivalent proportion of its Commitments to make Loans hereunder) pursuant to written agreements executed by such assigning lender, such assignee lender or lenders, and the Company, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Commitments of the assigning lender to be assumed by it (the "ASSIGNMENT AGREEMENTS"). Upon the execution of the Assignment Agreement, the Bank or other assigning lender shall have no further liability for funding the portion of its Commitments assumed by such assignee lender. Concurrently with the execution and delivery of such Assignment Agreement, (i) this Agreement shall be amended to provide that the Bank and each assignee lender shall be a "Lender" under this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded to the Bank hereunder, and to provide that the Bank and/or one or more of the assignee lenders shall be appointed as agent for all of the "Lenders" for such purposes provided therein, and shall be further amended as the Bank may reasonably require in connection with such assignment; and
         (ii) the Company shall execute and deliver Notes to the assignee lender in the respective amounts of its Commitments and new Notes to the Bank or other assigning lender in the respective amounts of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and of the other Loan Documents.

         4. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank that:


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

         (a) (i) The execution, delivery and performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to the Company or any Subsidiary, or any of their respective articles of incorporation or by-laws, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery, or performance by the Company or any Subsidiary of this Amendment and all agreements and documents delivered pursuant hereto;
(iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company and any Subsidiary are legal, valid and binding obligations of the Company and each Subsidiary, as applicable to each of them, as signatories thereto and enforceable against each of them as signatories thereto in accordance with the terms thereof.

         (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Article IV of the Existing Agreement are true and correct on and as of the Effective Date with the same force and effect as if made on and as of the Effective Date, except that the representations in Section 4.01(d) of the Existing Agreement shall be deemed to refer to the consolidated Financial Statements most recently delivered to the Bank prior to the Effective Date.

         (c) No Event of Default has occurred and is continuing or will exist under the Existing Agreement, as amended by this Amendment, as of the Effective Date.

         5. CONDITIONS. The waiver and amendments contained herein are expressly subject to and shall be effective only upon the satisfaction of the following conditions precedent on or before the Effective Date:

         (a) Copies, certified as of the Effective Date, of such corporate documents of the Company and the Guarantor as the Bank may request, including articles of incorporation and by-laws (or certifying as to the continued accuracy of the articles of incorporation and by-laws previously delivered to the Bank), and incumbency certificates, and such documents evidencing necessary corporate action by the Company and the Guarantor with respect to this Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request.

         (b) This Amendment shall have been duly executed by the Company and acknowledged by the Guarantor.

         (c) All accrued, unpaid interest on the Loans outstanding as of the Effective Date shall have been paid in full.

         (d) The Bank shall have been paid a waiver fee in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00).

         (e) The Company shall have paid all costs and expenses incurred by the Bank in connection with the negotiation, preparation and closing of this Amendment and any other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Baker & Daniels, special counsel to the Bank.

         (f) As of the date of execution of this Amendment, no Event of Default shall exist and be continuing.

         (g) The representations and warranties of the Company referred to in
Section 4 hereof shall be true and complete in all material respects.

         (h) The Company and the Guarantor shall have executed and delivered to the Bank such additional agreements, documents and certifications, fully executed by the Company and the Guarantor, as may be reasonably requested by the Bank.


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         6. MISCELLANEOUS. Neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a novation, termination, extinguishment, release or discharge of any of the Obligations or provide a defense, setoff or counterclaim to the Company, the Guarantor, or any other party with respect to any of their obligations under any of the Loan Documents. The Company acknowledges and agrees that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Agreement. The Company hereby specifically ratifies and affirms the terms and provisions of the Agreement. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future waivers or amendments, should any be requested.

         7. RELEASE OF BANK. The Company acknowledges that as of the date of this Amendment it has no defense, setoff or counterclaim with respect to amounts owed by the Company to the Bank. The Company releases the Bank from any and all claims which may have arisen, known or unknown, in connection with the Agreement on or prior to the date hereof.

         8. BINDING ON SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives, provided that the Company's rights under the Agreement shall not be assignable without the prior written consent of the Bank.

         9. GOVERNING LAW. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving affect to the choice of law principles of such state.

         10. ENTIRE AGREEMENT. This Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether expressed or implied, oral or written.

         11. SURVIVAL. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any party.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the Effective Date.

                                      DMI FURNITURE, INC.,
                                      a Delaware corporation

                                      By:
                                          -------------------------------------
                                          Printed: Phillip J. Keller
                                          Title:   Vice President - Finance and
                                                   Chief Financial Officer

                                                           (the "Company")


                                      BANK ONE, INDIANA, NATIONAL
                                      ASSOCIATION

                                      By:
                                          -------------------------------------
                                          Printed: Steven P. Clemens
                                          Title: First Vice President

                                                                 (the "Bank")

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

                   ACKNOWLEDGEMENT AND AGREEMENT BY GUARANTOR


         The undersigned (i) consents to the modification of the Agreement and all other matters in the foregoing Amendment, (ii) reaffirms the Amended and Restated Guaranty Agreement, dated October 23, 2001, and any other agreements, documents and instruments securing or otherwise relating thereto ("Guarantor Documents"), (iii) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged, except as specifically modified hereby, and are valid, binding and enforceable in accordance with their respective terms,
(iv) agrees that all references, if any, in the Guarantor Documents to the Agreement are modified to refer to that document as modified by the Amendment, and (v) agrees to be bound by the release of Bank set forth in the Amendment.


DMI MANAGEMENT, INC.

By:
   ------------------------------------------
Printed:  Phillip J. Keller
Title:    Vice President - Finance and
            Chief Financial Officer

Date:
     ----------------------------------------

                        (the "Guarantor")



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